Exhibit 10.48

mPHASE TECHNOLOGIES, INC.

with

ST. GEORGE INVESTMENTS LLC

Closing: February 29, 2008

Krieger & Prager, LLP
39 Broadway, Suite 920
New York, New York 10006
(212) 363-2900

LAW OFFICES
OF
KRIEGER & PRAGER, LLP

39 Broadway, Suite 1440
New York, New York 10006
Tel. (212) 363-2900
Fax (212) 363-2999

CLOSING MEMORANDUM

Date: February 29, 2008

ISSUER: mPhase Technologies, Inc.
587 Connecticut Avenue
Norwalk, Connecticut 06854
ATTN:
Telecopier No.:
Telephone No.: (203) 838-2741

STATE: New Jersey **AMOUNT:** $500,000.00

EXACT NAME OF SECURITY: 7.5% Convertible Promissory Note for $550,000.00

SSUER COUNSEL: Michael Smiley, Esq.
587 Connecticut Avenue
Norwalk, Connecticut 06854
Telephone No.: (203) 838-2741
Telecopier No.

PURCHASER: NAME	AMOUNT	SHARES
St. George Investments LLC	$20,000.00	3,250,000 shares

PURCHASER COUNSEL: Krieger & Prager, LLP

PRIOR TO CLOSING[1]: A. Issuer to Deliver to Purchasers:

* 1. Executed Securities Purchase Agreement
2. Opinion of Counsel
3. Convertible Promissory Note
4. Original Stock Certificates

[1] **Certain items delivered in escrow to Escrow Agent. Asterisk (*) indicates facsimile or photocopy.**

B. Purchasers to Deliver to Issuer:

* 1. Executed Securities Purchase Agreements
2. $500,000.00 in immediately available funds

C. Issuer to Deliver to Escrow Agent:

* 1. Wire instructions
2. Original Stock Certificates

AT CLOSING:

D. Escrow Agent to Deliver:

* 1. Signed Joint Escrow Instructions

E. Escrow Agent to:

1. Disburse Funds (see "DISBURSEMENTS" below")

2. Deliver to Issuer: Items B.1
B.2

3. Deliver to Purchasers Items A.1
A.2
A.3
A.4
E.1

DISBURSEMENTS:

To Issuer:	$ 479,970.00
To Krieger & Prager, LLP	20,000.00
Wire Transfer Fees	30.00
TOTAL	$ 500,000.00

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of February 27, 2008 (this "Agreement"), is entered into by and between **mPHASE TECHNOLOGIES, INC.**, a New Jersey corporation with headquarters located at 587 Connecticut Avenue, Norwalk, Connecticut 06854 (the "Company"), and each individual or entity named on an executed counterpart of the signature page hereto (each such signatory is referred to as a "Buyer").

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to lend to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the Purchase Price (as defined below), the repayment of which will be represented by 7.5% Convertible Promissory Notes of the Company (the "Convertible Notes") in the principal amount of $550,000, which Convertible Notes will be convertible into shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Notes,(as defined below) exercisable for the purchase of shares of Common Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Purchase.

(i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the undersigned Buyer hereby agrees to loan to the Company the principal amount set forth on the Buyer's signature page of this Agreement (the "Aggregate Purchase Price").

(ii) The Aggregate Purchase Price shall be deposited by the Buyer with the Escrow Agent on or before the Initial Closing Date (as defined below), and such Purchase Price shall be released to the Company, subject to the terms of the Joint Escrow Instructions (as defined below), on the Closing Date.

(iii) The obligation to repay the loan from the Buyer shall be evidenced by the Company's issuance of one or more Convertible Notes to the Buyer in the principal amount of $550,000.00 (the Convertible Notes issued to the Buyer, the "Notes"). Each Note (a) shall provide for a Conversion Price (as that term is defined in the Notes), which price may be adjusted from time to as provided in the Note, and (b) shall have the terms and conditions of, and be substantially in the form attached hereto as, **Annex I.**

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(iv) Prior to each Closing Date (as defined below), the relevant Purchase Price shall be paid by the Buyer to the Escrow Agent and the Company will deliver the relevant Certificates (as defined below) to the Escrow Agent, as provided in Section 1(c) hereof.

(v) The loan to be made by the Buyer and the issuance of the Note and the purchase of the Initial Shares (collectively, the "Purchased Securities") to the Buyer are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Notes and the Initial Shares .

b. **Certain Definitions.** As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

"Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

"Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

"Certificate of Incorporation" means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

"Certificates" means the relevant original manually-signed Notes and the original Initial Shares.

"Closing Date" means the Initial Closing Date.

"Closing Price" means the 4:00 P.M. closing bid price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date.

"Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

"Company Counsel" means Martin Smiley, General Counsel of mPhase Technologies, Inc., A New Jersey Corporation (Ticker Symbol XDSL).

"Company's SEC Documents" means the Company's filings on the SEC's EDGAR system which are listed on **Annex V** annexed hereto, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex V.

"Conversion Certificates" means certificates representing the Conversion Shares.

"Conversion Date" means the date a Holder submits a Notice of Conversion, as provided in the Notes.

"Conversion Shares" means the shares of Common Stock issuable upon conversion of the Notes and/or in payment of accrued interest, as contemplated in the Notes.

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"Converting Holder" means the Holder of the Notes, who or which has submitted a Notice of Conversion (as contemplated by the Notes).

"Delivery Date" has the meaning ascribed to it, as may be relevant in the Notes (with respect to Conversion Shares).

"Disclosure Annex" means **Annex IV** to this Agreement; provided, however, that the Disclosure Annex shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Annex shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Annex that it is also relevant to other provisions of this Agreement.

"Escrow Agent" means Krieger & Prager LLP, the escrow agent identified in the Joint Escrow Instructions attached hereto as **Annex II** (the "Joint Escrow Instructions").

"Escrow Funds" means, with respect to each Closing Date, the relevant Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

"Escrow Property" means, with respect to each Closing Date, the relevant Escrow Funds and the relevant Certificates delivered to the Escrow Agent, as contemplated by Section 1(c) hereof.

"Holder" means the Person holding the relevant Securities at the relevant time.

"Initial Closing Date" means the date of the closing of the purchase and sale of the Initial Notes.

"Initial Notes" means the Note issued on the Initial Closing Date.

"Initial Shares" means the 3,250,000 Shares of Common Stock issued to Investor on the Initial Closing Date.

"Last Audited Date" means June 30, 2007.

"Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

"Maturity Date" has the meaning ascribed to it in the Notes.

"New Common Stock" means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are sold or issued in a New Transaction.

"New Investor" means the third party investor, purchaser or lender (howsoever denominated) or, where relevant, an Existing Securityholder (as defined below) in a New Transaction.

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"New Transaction" means, <u>except, as otherwise set forth in Schedule A,</u> unless consented to by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever),

(i) the offer or sale of New Common Stock by or on behalf of the Company to a New Investor in connection with a transaction which will provide funds to the Company, and/or

(ii) the grant of a security interest in, or the pledge of, shares of the Company's Common Stock or securities convertible into or exercisable for the Company's Common Stock to any other party, or the pledge of such shares or securities to any other party, whether such grant or pledge is made by the Company or any other holder thereof, in connection with a transaction in which the Company borrows or is otherwise obligated to pay funds to a third party, and/or

(iii) the sale or issuance to existing holders of any securities of the Company (each, an "Existing Securityholder") of additional New Common Stock or the effectuation by the Company, or the other agreement of the Company to provide, more beneficial terms with respect to any existing securities of the Company held by an Existing Securityholder in exchange for the forbearance, modification or relinquishment of any rights such Existing Securityholder may have against the Company, and/or,

(iv) the effectuation by the Company, or the other agreement of the Company to provide, to any Existing Securityholder of a reduction in the conversion price of any security convertible into Common Stock or a reduction in the exercise price of any right exercisable for the issuance of Common Stock in a transaction consummated after the date hereof; provided, however, that it is specifically understood that the term "New Transaction" (1) unless consented to otherwise by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), includes, but is not limited to, a sale of Common Stock or of a security convertible into Common Stock or an equity or credit line transaction other than the Permitted Transaction (as defined below), but (2) does not include (a) the sale of the Purchased Securities to the Buyer and the Other Buyers, (b) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof and identified in the Disclosure Annex (provided the same is not amended after the date hereof) or in the Company's SEC Documents (provided the same is not amended after the date hereof), (c) the issuance of an Employee Stock Option Plan (an "ESOP") of the Company, such ESOP having been properly approved by the shareholders of the Company, (d) the issuance of a non-employee director stock option plan of the Company, or (e) the issuance of Common Stock upon the exercise of any rights, options or warrants referred to in the preceding clauses of this paragraph (provided the same is not amended after the date hereof).

"Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

"Principal Trading Market" means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not include the "pink

MB

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sheets."

"Regular Trading Day" means the regular trading hours of a Trading Day on the Principal Trading Market shall be open for business (as of the date of this Agreement, such hours are, for most Trading Days, approximately 9:00 or 9:30AM to approximately 4PM Eastern Time; provided, however, that certain Trading Days may have shorter regular trading hours; and provided, further, that the regular trading hours may be subsequently changed for the Principal Trading Market).

"Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

"Rule 144" means (i) Rule 144 promulgated under the 1933 Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration under the 1933 Act..

"Securities" means the Purchased Securities and the Shares.

"Shares" means the shares of Common Stock representing any or all of the Conversion Shares .

"State of Incorporation" means Delaware.

"Subsidiary" means, as of the relevant date, any subsidiary of the Company (whether or not included in the Company's SEC Documents) whether now existing or hereafter acquired or created.

"Trading Day" means any day during which the Principal Trading Market shall be open for business.

"Transaction Agreements" means this Agreement, the Notes, the Joint Escrow Instructions, the Disclosure Annex, the Confession of Judgement in the form annexed hereto and includes all ancillary documents referred to in those agreements.

"Transfer Agent" means, at any time, the transfer agent for the Company's Common Stock.

"Wire Instructions" means the Purchase Price wire instructions provided separately by the Escrow Agent to the Buyer.

c. **Form of Payment; Delivery of Certificates.**

(i) The Buyer shall pay the relevant Purchase Price by delivering immediately available good funds in the amount of $500,000 United States Dollars to the Escrow Agent no later than the relevant Closing Date.

(ii) No later than the Initial Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the Initial Purchase Price, the Company shall deliver the Certificates for the Initial Notes and the Initial Shares, each duly executed on behalf of the Company and issued in the name of the Buyer, to the Escrow Agent.

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(iii) Such Escrow Property shall be held in escrow by the Escrow Agent until released as provided in the Joint Escrow Instructions.

(iv) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

d. **Method of Payment.** Payment into escrow of the Purchase Price shall be made to the Escrow Agent as provided in the Wire Instructions.

2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and as of the Initial Closing Date, as follows:

a. Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act, (ii) experienced in making investments of the kind described in this Agreement and the other Transaction Agreements, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement and the other Transaction Agreements, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

c. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from such registration.

d. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e. The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Securities which have been requested by the Buyer, including those set forth in any annex attached hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's SEC Documents.

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f. The Buyer understands that its investment in the Securities involves a high degree of risk.

g. If the Buyer is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code, as currently in effect), such Buyer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Buyer's subscription and payment for and continued beneficial ownership, if any, of the Securities will not violate any applicable securities or other laws of the Buyer's jurisdiction.

h. If the Buyer is an individual, then the Buyer resides in the state or province identified in the address of the Buyer set forth on the Buyer's signature page to this Agreement. If the Buyer is a partnership, corporation, limited liability company or other entity, then the office or offices of the Buyer in which its principal place of business is the address or addresses of the Buyer set forth on the Buyer's signature page to this Agreement.

i. The Buyer hereby represents that, in connection with the Buyer's investment or the Buyer's decision to purchase the Securities, the Buyer has not relied on any statement or representation of any Person, including any such statement or representation by the Company or any of its controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein. In furtherance of the foregoing, and not in limitation thereof, the Buyer acknowledges that the Buyer is not relying upon any Person, other than the Company and its controlling Persons, officers and directors, as and to the extent specifically set forth herein, in making such investment. The Buyer agrees that none of (i) any Other Buyer, (ii) any controlling Persons, officers, directors, partners, agents, or employees of each respective Other Buyer or (iii) any of their respective attorneys shall be liable to the Buyer for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Securities or in connection with the Securities. Each Other Buyer and each of their respective controlling Persons, officers, directors, partners, agents and employees and each of their respective attorneys is a third party beneficiary of this provision.

j. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

k. This Agreement and each of the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer. This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Agreements to which the Buyer is a party, when executed and delivered by the Buyer (if necessary), will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

3. **COMPANY REPRESENTATIONS, ETC.** The Company represents and warrants to

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the Buyer as of the date hereof and as of the Initial Closing Date that, except as otherwise provided in the Disclosure Annex or in the Company's SEC Documents:

a. **Rights of Others Affecting the Transactions.** There are no preemptive rights of any stockholder of the Company, as such, to acquire the Purchased Securities or the Shares. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

b. **Status.** The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

c. **Authorized Shares.**

(i) The authorized capital stock of the Company consists of (x) 900,000,000 shares of Common Stock, $0.01 par value per share, of which approximately 410,000,000 undiluted shares and approximately 591,000,000 (fully diluted) are outstanding as of February 7, 2008. Of the outstanding shares of Common Stock, approximately 99,129,680 shares are, to the best knowledge of the Company, beneficially owned by Affiliates of the Company.

(ii) There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. If any such securities are listed on the Disclosure Annex, the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Disclosure Annex.

(iii) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Initial Closing Date, were the Initial Notes issued and fully converted on that date.

(iv) The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of interest on the Notes, in each case in accordance with their respective terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

d. **Transaction Agreements and Stock.** This Agreement and each of the other Transaction Agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Notes, the Initial Shares and each of the other Transaction Agreements, when

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executed and delivered by the Company (if necessary), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e. **Non-contravention.** The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Notes, and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

f. **Approvals.** No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g. **Filings.** None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since December 31, 2006, the Company has filed all annual and quarterly reports required to be filed by the Company with the SEC under Section 13(a) or 15(d) of the 1934 Act.

h. **Absence of Certain Changes.** Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

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i. Full Disclosure. There is no fact known to the Company (other than conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its Subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

l. Absence of Certain Company Control Person Actions or Events. To the Company's knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

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(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the Certificate of Incorporation or by-laws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

n. No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since August 1, 2007, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

o. Dilution. Each of the Company and its executive officers and directors is aware that the number of shares issuable on conversion of the Notes,or pursuant to the other terms of the Transaction Agreements may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company, and the Company will honor such obligations, including honoring every Notice of Conversion (as contemplated by the Notes), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

2-12-07

p. Fees to Brokers, Placement Agents and Others. The Company has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a "Buyer's Fee"), Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer's Fee).

q. Disclosure. All information relating to or concerning the Company set forth in the Transaction Agreements or in the Company's public filings with the SEC is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company.

r. Confirmation. The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the release of the Escrow Funds to the Company which would make any of the Company's representations or warranties set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer and the Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Transfer Restrictions. The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b. Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, and may be sold in accordance with another effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any

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such Securities):

> THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

c. **Filings**. The Company undertakes and agrees to make all filings required to be made by it in connection with the sale of the Securities to the Buyer under the 1933 Act, the 1934 Act or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the Principal Trading Market, and, unless such filing is publicly available on the SEC's EDGAR system (via the SEC's web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing. Reference is made to the Section titled "Publicity, Filings, Releases, Etc." below.

d. **Reporting Status.** So long as the Buyer beneficially owns any of the Purchased Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ Capital, Global or Global Select Markets or AMEX and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is sixty (60) days after the later of the date on which all of the Notes have been converted or have been paid in full.

e. **Use of Proceeds**. The Company will use the net proceeds received hereunder (excluding amounts paid as contemplated by the Joint Escrow Instructions) for general corporate purposes; provided however, the Company will not use such proceeds to pay fees payable (x) to any broker or finder relating to the offer and sale of the Purchased Securities or (y) to any other party relating to any financing transaction effected prior to the Closing Date.

f. **Initial Shares.** The Company agrees to issue to the Buyer on the Closing Date 3,250,000Shares of Common Stock with restrictive legend in consideration of the payment of $20,000. (The "Initial Shares")

g. **Available Shares.**

(i) The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Reserved Amount") at least equal to the sum of (x) (1), one hundred fifty percent (150%), of the number of shares of Common Stock issuable as may be required, at any time, to satisfy the conversion rights of the Holders of principal on all outstanding Convertible

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Notes plus the sum of all accrued interest thereon and all interest would accrue through the Maturity Date (assuming for such purposes that interest is paid in shares at the Conversion Price in effect on the Reserved Share Determination Date, as defined below) held by all Holders (in each case, whether any of such outstanding Convertible Notes were originally issued to the Holder, the Buyer or to any other party and without regard to any restrictions which might limit any Holder's right to convert any of the Notes held by any Holder).

(ii) The Reserved Amount shall be determined on the Closing Date and, until the Maturity Date, after each New Transaction Closing Date, and thereafter on the first Trading Day after the end of each subsequent calendar quarter (each such determination date, a "Reserved Share Determination Date"), and the number of shares to be reserved shall be based on all outstanding Notes and the Conversion Price which would have been applicable as of such Reserved Share Determination Date. The Reserved Amount determined on such date shall remain the Reserved Amount until the next New Transaction Closing Date or quarterly determination, as the case may be. The Company shall give written instructions to the Transfer Agent to reserve for issuance to the Buyer the number of shares equal to the Reserved Amount. The Company will, at the request of the Buyer, provide written confirmation, certified by an executive officer of the Company, of the number of shares then reserved for the Buyer and that the instructions referred to in the preceding sentence have been given to the Transfer Agent.

i. **Publicity, Filings, Releases, Etc.** Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. In furtherance of the foregoing, the Company will provide to the Investor's Counsel drafts of the applicable text the first filing of a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K (or equivalent SB forms), as the case may be, intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) and will not include in such filing (or any other filing filed before then) any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph). Notwithstanding, but subject to, the foregoing provisions of this provision, the Company will, after the Closing Date, promptly issue a press release and file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements.

j. **Independent Investment Decision.** No Buyer has agreed to act with any Other Buyer for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Buyer is acting independently with respect to its investment in the Securities. The decision of each Buyer to purchase Purchased Securities pursuant to this Agreement has been made by such Buyer independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company

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or its subsidiaries which may have made or given by any Other Buyer or by any agent or employee of any Other Buyer, and no Buyer or any of its agents or employees shall have any liability to any Other Buyer (or any other person) relating to or arising from any such information, materials, statements or opinions.

k. **NASD Rule 2710.** The Company is aware that the Corporate Financing Rule 2710 ("NASD Rule 2710") of the National Association of Securities Dealers ("NASD") is or may become applicable to the transactions contemplated by the Transaction Agreements or to the sale by a Holder of any of the Securities. If NASD Rule 2710 is so applicable, the Company shall, to the extent required by such rule, timely make any filings and cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for the NASD to timely and expeditiously permit the stockholder to sell the securities.

l. **Keeping of Records and Books of Account.** The Company shall keep and cause each Subsidiary, if any, to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

5. TRANSFER AGENT INSTRUCTIONS.

a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Notes, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act or upon request from a Holder while the Registration Statement is effective, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, as may be applicable, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

b. (i) The Company understands that a delay in the delivery of Conversion Certificates, whether on conversion of the Note and/or in payment of accrued interest, beyond the relevant Delivery Date (as defined in the Note) could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to any other available remedies at law, the Company agrees to pay late payments to the Holder for late issuance of the Conversion Certificates in accordance with the following schedule (where "No. Business Days Late" is defined as the number of Trading Days beyond two (2) Trading

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Days after the Delivery Date):[1]

No. Business Days Late	Late Payment For Each $10,000 of Principal or Interest Being Converted
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Business Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver the Conversion Certificates to the Holder within a reasonable time. Furthermore, in addition to any other remedies which may be available to a Holder, in the event that the Company fails for any reason to effect delivery of such Conversion Certificates within two (2) Trading Days after the Delivery Date, the Converting Holder will be entitled to revoke the relevant Notice of Conversion or Notice of Exercise by delivering a notice to such effect to the Company prior to the Converting Holder's receipt of the relevant Conversion Certificates, whereupon the Company and the Converting Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as the case may be; provided, however, that any payments contemplated by this

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[1] Example: Notice of Conversion or Notice of Exercise is delivered on Monday, December 3, 2007. The Delivery Date would be Thursday, December 6 (the third Trading Day after such delivery). If the certificate is delivered by Wednesday, December 12 (4 Trading Days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on December 13, that is 1 "Trading Day Late" in the table below; if delivered on December 20, that is 6 "Trading Days Late" in the table.

Section 5(b) of this Agreement which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

(ii) If, by the tenth Trading Day after the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Certificates, but at any time after the Delivery Date, the Converting Holder purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts contemplated in other provisions of the Transaction Agreements, including, but not limited to, the provisions of the immediately preceding Section 5(b)(i)), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (x) the Holder's total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds per share (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.

c. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of the Note or at the request of the Holder with respect to any Shares previously issued, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and the Holder's compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit to the Holder the Common Stock issuable upon conversion of the Note or in replacement of any Shares previously issued by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The Company specifically acknowledges that, as of the date hereof and as of the Closing Date, the Transfer Agent is participating in the DTC program and the Company is not aware of any plans of the Transfer Agent to terminate such participation. While any Holder holds Registrable Securities, the Company will not appoint any transfer agent which does not participate in the DTC program.

d. The Company shall assume any fees or charges of the Transfer Agent or Company counsel regarding (i) the removal of a legend or stop transfer instructions with respect to Registrable Securities, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder's designee or to a transferee as contemplated by an effective Registration Statement. Notwithstanding the foregoing, it shall be the Holder's responsibility to obtain all needed formal requirements (specifically: medallion guarantee and prospectus delivery compliance) in connection with any electronic issuance of shares of Common Stock.

e. The Holder of a Note shall be entitled to exercise its conversion privilege with respect to the Note, as the case may be, notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C.

DB

§362 in respect of such holder's exercise privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Note. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

f. Failure to Make Timely Filings. The Company agrees that, if the Company fails to timely file on the SEC's EDGAR system any information required to be filed by it, whether on a Form 10-K, Form 10-Q, Form 8-K, Proxy Statement or otherwise so as to be deemed a Reporting Issuer with current public information under the Securities Exchange Act of 1934 , the Company shall be liable to pay to the Holder (a) 10,000,000 shares of Common Stock to be delivered in one or more installments to be delivered by the second Trading Day after demand therefore by the Purchaser and (b) an amount based on the following schedule (where "No. Business Days Late" refers to each Trading Day after the latest due date for the relevant filing):

No. Business Days Late	Late Filing Payment For Each $10,000 of Principal of Outstanding Notes
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Trading Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand by the Holder; provided, however, that the Holder making the demand may specify that the payment shall be made in shares of Common Stock at the Conversion Price applicable to the date of such demand. If the payment is to be made in shares of Common Stock, such shares shall be considered Conversion Shares under the Notes, with the "Delivery Date" for such shares shall determined from the date of such demand,, the certificates to be delivered shall be considered Conversion Certificates, the demand for payment of such amount in shares shall be considered a Notice of Conversion (but the delivery of such shares shall be in payment of the amount contemplated by this paragraph and not in payment of any principal or interest on any Note).

6. CLOSING DATE.

a. The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

b. Closing of the purchase and issuance of Notes and Initial Shares shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M.,

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Eastern Time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Buyer understands that the Company's obligation to sell the relevant Purchased Securities to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

a. The execution and delivery of this Agreement and, where indicated, the other Transaction Agreements by the Buyer on or before such Closing Date;

b. Delivery by the Buyer to the Escrow Agent by the relevant Closing Date of good funds as payment in full of an amount equal to the relevant Purchase Price and the Purchase Price for the Initial Shares in accordance with this Agreement;

c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The Company understands that the Buyer's obligation to purchase the relevant Purchased Securities on the relevant Closing Date is conditioned upon:

a. The execution and delivery of this Agreement, the other Transaction Agreements and a Confession of Judgment by the Company (which may not be filed until the expiration of any applicable notice and cure periods under the Note) on or before such Closing Date;

b. The delivery by the Company to the Escrow Agent of the relevant Certificates (including the Initial Shares) in accordance with this Agreement;

c. On such Closing Date, each of the Transaction Agreements executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

d. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

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e. The delivery to the Escrow Agent of an opinion of counsel for the Company, dated such Closing Date, addressed to the Buyer and the Other Buyers, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in **Annex III** attached hereto;

f. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

h. From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market; and

9. INDEMNIFICATION AND REIMBURSEMENT.

a. (i) The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer's, director's, employee's, agent's or Buyer Control Person's illegal or willful misconduct, gross negligence, recklessness or bad faith (in each case, as determined by a non-appealable judgment to such effect) in performing its obligations under this Agreement.

(ii) The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case

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may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

(i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

(x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its

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interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

(y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, each in a reasonable manner, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the

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Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(ii) In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

10. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

11. SPECIFIC PERFORMANCE. The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Agreements were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Agreements, the Company shall not raise as a legal defense, based on any claim that the Holder or anyone associated or affiliated with the Holder has violated any provision hereof or any other Transaction Agreement, has engaged in any violation of law or for any other reason, unless the Company has first posted a bond for one hundred fifty percent (150%) of

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the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver said stock certificates to the Holder. The proceeds of such bond shall be payable to the Holder to the extent that the Holder obtains judgment or its defense is recognized. Such bond shall remain in effect until the completion of the relevant proceeding and, if the Holder appeals therefrom, until all such appeals are exhausted. This provision is deemed incorporated by reference into each of the Transaction Agreements as if set forth therein in full.

12. GOVERNING LAW: MISCELLANEOUS.

a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Cook or the state courts of the State of Illinois sitting in the County of Cook in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non conveniens*, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original

f. A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on the transmitting party.

g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

j. This Agreement supersedes all prior agreements and understandings among the parties

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hereto with respect to the subject matter hereof.

k. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

13. **NOTICES.** Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY: At the address set forth at the head of this Agreement.
Attn: President
Telephone No.: (203) 838-2741
Telecopier No.:

with a copy to:

Telephone No.:
Telecopier No.:

BUYER: At the address set forth on the signature page of this Agreement.

with a copy to:

Krieger & Prager LLP, Esqs.
39 Broadway
Suite 920
New York, NY 10006
Attn: Samuel M. Krieger, Esq.
Telephone No.: (212) 363-2900
Telecopier No. (212) 363-2999

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ESCROW AGENT: Krieger & Prager LLP, Esqs.
39 Broadway
Suite 920
New York, NY 10006
Attn: Samuel Krieger, Esq.
Telephone No.: (212) 363-2900
Telecopier No. (212) 363-2999

14. **SURVIVAL OF REPRESENTATIONS AND WARRANTIES**. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, for a period of three (3) years after the Closing Date and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

MP

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[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, with respect to the Aggregate Purchase Price specified below, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

AGGREGATE PURCHASE PRICE: $ $500,000.00

BUYER:

303 East Wacker Dr. #311
Address
Chicago, IL 60601

Telecopier No. 312-819-9701

Illinois
Jurisdiction of Incorporation or Organization

ST. George Investments LLC
Printed Name of Buyer
FIFE TRADING, INC.

By: [signature]
(Signature of Authorized Person)

John M Fife, president
Printed Name and Title

If the above Notice Address is not the Residence (for individual Buyer) or Principal Place of Business (for Buyer which is not an individual), such Residence or Principal Place of Business is:

____

____

____

COMPANY:

mPHASE TECHNOLOGIES, INC.

By: ____________________

Title: ____________________

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[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, with respect to the Aggregate Purchase Price specified below, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

AGGREGATE PURCHASE PRICE: $ $500,000.00

BUYER:

____
Address
____

____
Printed Name of Buyer

Telecopier No. ______________

By: ______________________
(Signature of Authorized Person)

____
Jurisdiction of Incorporation
or Organization

____
Printed Name and Title

If the above Notice Address is <u>*not*</u> *the Residence (for individual Buyer) or Principal Place of Business (for Buyer which is not an individual)*, such Residence or Principal Place of Business is:

____

____

____

COMPANY:

mPHASE TECHNOLOGIES, INC.

By: Martin Smiley

Title: EVP, CFO & General Counsel

ANNEX I	FORM OF NOTE
ANNEX II	JOINT ESCROW INSTRUCTIONS
ANNEX III	OPINION OF COUNSEL
ANNEX IV	COMPANY DISCLOSURE
ANNEX V	COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR
ANNEX VI	CONFESSION OF JUDGMENT

Schedule A

Notwithstanding the definition of "New Transaction" set forth herein, provided no Event of Default has occurred and is continuing in any of the Transaction Agreements, the Company may, during any 6 month period sell common stock, warrants and options, on such terms and conditions that it reasonably determines are in the best interest of its shareholders for proceeds not to exceed $10,000,000

ANNEX I
TO
SECURITIES PURCHASE AGREEMENT

FORM OF NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 08-01

US $550,000

mPHASE TECHNOLOGIES, INC.

7.5% CONVERTIBLE PROMISSORY NOTE

THIS NOTE is a duly authorized issue of up to $550,000 in Notes of **mPHASE TECHNOLOGIES, INC.**, a corporation organized and existing under the laws of the State of New Jersey (the "Company") designated as its 7.5% Convertible Promissory Notes.

FOR VALUE RECEIVED, the Company promises to pay to St. George Investments, LLC, the registered holder hereof (the "Holder"), the principal sum of Five Hundred and Fifty Thousand and 00/100 Dollars (US $550,000)on the Maturity Date and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 7.5% per annum, accruing from February 28, 2008, the date of initial issuance of this Note (the "Issue Date"), on the date (each, an "Interest Payment Date") which is the earliest of (i) the next Conversion Date (as defined below), or (ii) August 28, 2008, as the case may be. Interest shall accrue on a monthly basis, based on a 360-day year, from the later of the Issue Date or the previous Interest Payment Date and shall be payable in cash or, at the Holder's option but subject to the other provisions of this Note, in Common Stock. If not paid in full on an Interest Payment Date, interest shall be fully cumulative and shall accrue on a daily basis, based on a 360-day year, monthly or until paid, whichever is earlier. Additional provisions regarding the payment of interest are provided in Section 4(D) below (in the event of a conflict between the terms of said Section 4(D) and any other terms of this Note, the terms of Section 4(D) shall prevail).

This Note is being issued pursuant to the terms of the Securities Purchase Agreement, dated as of February 28, 2008 (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

This Note is subject to the following additional provisions:

1. The Notes will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Notes of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or

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Nb

other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

3. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. A. (i) At any time on or after the Commencement Date (as defined below) and prior to the time this Note is paid in full in accordance with its terms (including, without limitation, after the occurrence of an Event of Default, as defined below, or, if the Note is not fully paid or converted after the Maturity Date), the Holder of this Note is entitled, at its option, subject to the following provisions of this Section 4, to convert this Note at any time into shares of Common Stock, $0.001 par value ("Common Stock"), of the Company at the Conversion Price (as defined below).

(ii) On the Maturity Date the Company shall pay the principal and accrued interest (through the actual date of payment) of any portion of this Note which is then outstanding.

(iii) For purposes of this Note, the following terms shall have the meanings indicated below:

"Commencement Date" means the Issue Date.

"Conversion Price" means, for the relevant Conversion Date, the lowest of the Initial Conversion Price (which amount is subject to adjustment as provided herein), or (z) the Lowest New Transaction Price, if any.

"Initial Conversion Price" means the amount equal to (x) seventy-five percent (75%) of (y) the average of the three (3) lowest, not necessarily consecutive, Volume Weighted Average Price (using the Bloomberg AQR function) for the twenty (20) Trading Days ending on the Trading Day immediately preceding the relevant Conversion Date (which amount is subject to subsequent adjustment as provided herein).

"Lowest New Transaction Price" means the lowest New Transaction Price from any New Transaction (which amount is subject to subsequent adjustment as provided herein).

"Conversion Shares" has the meaning ascribed to in Section 4 hereof.

"Maturity Date" means February 27, 2012.

B. (i) A conversion shall be effectuated by the Holder by faxing a notice of conversion ("Notice of Conversion") to the Company as provided in this paragraph. The Notice of Conversion shall be executed by the Holder of this Note and shall evidence such Holder's intention to convert this Note or a specified portion hereof in the form annexed hereto as Exhibit A. Delivery of the Notice of Conversion shall be accepted by the Company by hand, mail or courier delivery at the address specified in said Exhibit A or at the facsimile number

2

ABL

specified in said Exhibit A (each of such address or facsimile number may be changed by notice given to the Holder in the manner provided in the Securities Purchase Agreement).

(ii) The date on which the Holder faxes or otherwise delivers a Notice of Conversion to the Company so that it is received by the Company on or before such specified date shall be a "Conversion Date" for all purposes of this Note and the other Transaction Agreements.

(iii) No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

(iv) All shares issuable with respect to a Conversion Date shall be deemed "Conversion Shares" for all purposes of this Note and the other Transaction Agreements. Certificates representing the relevant Conversion Shares ("Conversion Certificates") will be delivered to the Holder at the address specified in the relevant Notice of Conversion (and if none, the Holder's the Holder's address for notices as contemplated by the Securities Purchase Agreement, which address the Holder may change from time to time in the manner provided therein), via express courier, by electronic transfer or otherwise, within three (3) Trading Days (such third Trading Day, the "Delivery Date") after the relevant Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the relevant provisions of this Note on the Conversion Date.

C. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to convert any portion of this Note, or shall the Company have the obligation to convert such Note (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or other convertible securities or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Notes with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Note.

D. (i) Subject to the terms of Section 4(C) and to the other terms of this Section 4(D), interest on the principal amount of this Note converted pursuant to a Notice of Conversion shall be due and payable, at the option of the Holder, in cash or, subject to the conditions of the next sentence, in shares of Common Stock on the Interest Payment Date. Anything herein to the contrary notwithstanding, the Company may elect to pay interest in shares of Common Stock if, but only if, the shares of Common Stock issuable to the Holder as such payment are covered by an effective Registration Statement.

(ii) If the interest payable in connection with a Notice of Conversion is to be paid in cash, the Company shall make such payment within three (3) Trading Days after the Interest Payment Date.

(iii) Additional provisions regarding the payment of interest on the principal amount of this Note are set forth in the following provisions of this Section 4.

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(iv) If interest is to be paid in Common Stock (whether at the election of the Holder or as required hereunder), the number of shares of Common Stock to be received shall be determined by dividing the dollar amount of the interest by the Conversion Price in effect on the relevant Interest Payment Date.

E. Any payments made by the Company to the Holder shall be applied in the following order of priority: (i) first to amounts (other than accrued interest and principal hereunder) or to any damages or reimbursements due from the Company to the Holder under or with respect to any of the Transaction Agreements, in such order and priority as the Holder may, in the Holder's sole and absolute discretion, determine, (ii) then, to accrued interest hereunder, and (iii) then, to principal in the inverse order of maturity.

F. Notwithstanding anything to the contrary contained in this Article 4, so long as (i) no Event of Default shall have occurred and be continuing, and (ii) the Company has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Notes, then at any time after the Issue Date, the Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Holder of the Notes, to prepay all of the outstanding Notes in accordance with this Section. Any notice of prepayment hereunder (an "Optional Prepayment") shall be delivered to the Holders of the Notes at their registered addresses appearing on the books and records of the Company and shall state (1) that the Company is exercising its right to prepay all of the Notes issued on the Issue Date and (2) the date of prepayment (the "Optional Prepayment Notice"). On the date fixed for prepayment (the "Optional Prepayment Date"), the Company shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holders as specified by the Holders in writing to the Company at least one (1) business day prior to the Optional Prepayment Date. If the Company exercises its right to prepay the Notes, the Company shall make payment to the holders of an amount in cash (the "Optional Prepayment Amount") equal to 110%, multiplied by the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any, plus (z) any other amounts owed to the Holder(the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Optional Prepayment Sum"). Notwithstanding notice of an Optional Prepayment, the Holders shall at all times prior to the Optional Prepayment Date maintain the right to convert all or any portion of the Notes in accordance with Article 1 and any portion of Notes so converted after receipt of an Optional Prepayment Notice and prior to the Optional Prepayment Date set forth in such notice and payment of the aggregate Optional Prepayment Amount shall be deducted from the principal amount of Notes which are otherwise subject to prepayment pursuant to such notice. If the Company delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holders of the Notes within two (2) business days following the Optional Prepayment Date, the Company shall forever forfeit its right to redeem the Notes pursuant to this Section.

5. Subject to the terms of the Securities Purchase Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed. This Note and all other Notes now or hereafter issued of similar terms are direct obligations of the Company.

6. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

7. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder

4

to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

8. If, for as long as this Note remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Note may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Note might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, except that Section 4(C) shall not apply to such conversion.

9. If, at any time while any portion of this Note remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Notes outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Notes") been converted as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Notes, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Notes then being converted, and (II) the denominator is the principal amount of the Outstanding Notes.

10. If, at any time while any portion of this Note remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Fixed Conversion Price, all or, if relevant, any price used in determining either or both of the Alternative Conversion Price or the Lowest New Transaction Price which is applicable to a date prior to such split, and any other fixed amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Fixed Conversion Price, if any, shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Fixed Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Conversion Price shall be deemed to be such amount multiplied by a fraction,

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of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

11. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

12. This Note shall be governed by and construed in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Cook or the state courts of the State of Illinois sitting in the County of Illinois in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non coveniens*, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

13. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

14. The following shall constitute an "Event of Default":

a. The Company shall default in the payment of principal or interest on this Note or any other Note in this Series or any other amount due hereunder or thereunder (including payment of a Redemption Amount, as defined below), and, (i) with respect to a payment of interest due in connection with an Interest Payment Date or, unless the relevant Redemption Notice, as defined below, provides otherwise, the payment of a Redemption Amount on a Redemption Due Date, as defined below, such default shall continue for a period of five (5) Trading Days; or

b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or any of the other Transaction Agreements or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

c. Subject to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until two (2) Trading Days after the Delivery Date), fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this Note or any other Transaction Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Note, or any other Transaction Agreement, and any such failure shall continue uncured for four (4) Trading Days; or

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d. The average daily dollar value of the shares of Common Stock of the Company traded on the Principal Trading Market over any consecutive ten (10) Trading Days shall be shall less than $25,000;

e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements and such failure, if capable of being cured, shall continue uncured for a period of thirty (30) days after the Holder gives the Company written notice thereof (but if not capable of being cured, such thirty day period shall be deemed expired immediately upon the giving of such notice); or

f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

i. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred and Fifty Thousand ($250,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

k. The Company shall have its Common Stock suspended from trading on, or delisted from, the Principal Trading Market for in excess of three (3) Trading Days; or

l. Failure of Company to continue to maintain its status as a reporting company with Current Public Information pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, or otherwise required by the Securities Exchange Act of 1934, or inability of Holder to be permitted to sell shares of Restricted Stock pursuant to Rule 144 from and after the date that is six (6) moths following the Closing Date; or

m. The Company is, by the end of any relevant grace period, in default in the payment of principal or interest as and when due and payable under any one or more debt obligations

7

of the Company such that the aggregate amount of such defaults is in excess of Two Hundred Fifty Thousand Dollars ($250,000); or

n. It becomes unlawful for the Company to perform its outstanding obligations under this Note or any other Note issued pursuant to the Securities Purchase Agreement.

(iii) If an Event of Default shall have occurred and is continuing, then,

(x) unless and until such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, but without further notice from the Holder, the unpaid amount of this Note shall become equal to 110% of the Principal Amount thereof, and as of such date, will bear interest at the rate (the "Default Rate") equal to twelve percent (12%) per annum or the highest rate allowed by law, whichever is lower, from the date of the Event of Default to until and including the date actually paid; and any partial payments shall be applied first to all accrued interest and then to principal; and

(y) at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may elect to (I) convert at a Conversion Price set forth below or (II) require the Company to redeem all or part of the Unconverted Note (as defined below) at the Optional Prepayment Amount as set forth in Section 4 (f) hereof. Solely for the purpose of the Section 14 , "Conversion Price" means the amount equal to (x) eighty percent (80%) of the lowest Volume Weighted Average Price (using the Bloomberg AQR function) for any of the twenty (20) Trading Days ending on the Trading Day immediately preceding the relevant Conversion Date (which amount is subject to subsequent adjustment as provided herein) and "Unconverted Note" means the 110% of the principal amount of this Note which has not been converted as of the relevant date.

15. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

16. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Securities Purchase Agreement, the terms of which are incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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17. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then *ipso facto* the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: FEB 28, 2008

mPHASE TECHNOLOGIES, INC.

By: Martin Smiley

MARTIN SMILEY
(Print Name)

EVP, CFO & GC
(Title)

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EXHIBIT A

mPHASE TECHNOLOGIES, INC.

NOTICE OF CONVERSION
OF
7.5% CONVERTIBLE PROMISSORY NOTE SERIES 08-01

(To be Executed by the Registered Holder in Order to Convert the Note)

TO: mPhase Technologies, Inc.
587 Connecticut Avenue
Norwalk, Connecticut 06854
Attn: President

VIA FAX:

FROM: ______________________________ ("Holder")

DATE: ______________________________ (the "Conversion Date")

RE: Conversion of $______________ principal amount (the "Converted Note") of the 7.5% Secured Convertible Promissory Note Series Due February 26, 2012, (the "Note") of mPHASE TECHNOLOGIES, INC. (the "Company") into ________________ shares (the "Conversion Shares") of Common Stock (defined below)

CALCULATION OF NOTE BALANCE AFTER GIVING EFFECT TO THIS NOTICE OF CONVERSION	
Original Principal of this Note	$__________
Cumulative Amount of Principal Converted Prior to this Notice of Conversion	$__________
Principal Balance Prior to this Notice of Conversion	$__________
Principal Converted by this Notice of Conversion	$__________
Adjusted Principal Balance of this Note after Giving Effect to this Notice of Conversion	$__________

If this Notice of Conversion represents the full conversion of the outstanding balance of the Converted Note, the Holder either (1) has previously surrendered the Converted Note to the Company or (2) will surrender (or cause to be surrendered) the Converted Note to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Conversion.

The captioned Holder hereby gives notice to the Company, pursuant to the Note of mPHASE TECHNOLOGIES, INC. that the Holder elects to convert the Converted Note into fully paid and non-assessable shares of Common Stock, $0.001 par value (the "Common Stock"), of the Company as of the Conversion Date specified above. Said conversion shall be based on the following Conversion Price (*check and fill in one*):

☐ $_______________, representing the Conversion Price
☐ adjusted in accordance with the provisions of the Note

☐ $_______________, representing the Lowest New Transaction Price
☐ adjusted in accordance with the provisions of the Note

Based on this Conversion Price, the number of Conversion Shares indicated above should be issued in the following name(s):

Name and Record Address	Conversion Shares
______________________________	_______________
______________________________	_______________
______________________________	_______________

It is the intention of the Holder to comply with the provisions of Section 4(C) of the Note regarding certain limits on the Holder's right to convert thereunder. The Holder believe this conversion complies with the provisions of said Section 4(C). Nonetheless, to the extent that, pursuant to the conversion effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the conversion which would result in the issuance of shares consistent with such provision. Any conversion above such amount is hereby deemed void and revoked.

As contemplated by the Note, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

2

OBK

The certificates representing the Conversion Shares should be transmitted by the Company to the Holder

☐ via express courier, or

☐ by electronic transfer

within the time contemplated by the Note after receipt of this Notice of Conversion (by facsimile transmission or otherwise) to:

____
____
____

[Balance of page intentionally left blank]

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As contemplated by the Note, the Company should also pay all accrued but unpaid interest on the Converted Note to the Holder.

--If the Holder elects to receive such interest in Common Stock, as contemplated by and subject to the provisions of the Note,[1] such shares should be issued in the name of the Holder and delivered in the same manner as, and together with, the Conversion Shares.

--If the Holder elects or is required to pay the dividends in cash, such payment should be made by wire transfer as follows:[2]

____

____

____

____

(Print name of Holder)

By: ______________________________

(Signature of Authorized Person)

____

(Printed Name and Title)

[1]Number of shares based on applicable Payment Conversion Price (as defined in the Note).

[2]Information should include the following:

All Wires:

(1) Bank Name
(2) Bank Address (including street, city, state)
(3) ABA or Wire Routing No.
(4) Account Name
(5) Account Number

If Wire is going to International (Non-US) Bank, all of the above *plus*:
(6) SWIFT Number

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ANNEX II
TO
SECURITIES PURCHASE AGREEMENT

JOINT ESCROW INSTRUCTIONS

Dated as of the date of the
Securities Purchase Agreement to
Which These Joint Escrow
Instructions Are Attached

Krieger & Prager LLP
39 Broadway, Suite 920
New York, New York 10006

Attention: Samuel M. Krieger, Esq.

Dear Mr. Krieger:

As escrow agent for both mPhase Technologies, Inc., a New Jersey corporation (the "Company"), and each of the Buyers (each, a "Buyer") who is named in the Securities Purchase Agreement between the Company and the Buyer (the "Securities Purchase Agreement") to which a copy of these Joint Escrow Instructions is attached as Annex II, you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold the Escrow Property delivered to the Escrow Agent pursuant to the terms of the Securities Purchase Agreement in accordance with the following instructions. For purposes hereof, capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Securities Purchase Agreement.

1. (a) For each Closing Date, the Escrow Agent shall, as promptly as practicable, notify the Company orally or in writing of receipt of the relevant Purchase Price for the relevant Purchased Securities from or on behalf of each Buyer and notify the Buyer orally or in writing of receipt of the relevant Certificates. For each Closing Date, as promptly as practicable upon the Escrow Agent's receipt (a) from the Buyers of the relevant Purchase Price and the relevant executed Transaction Agreements contemplated by Section 7 of the Securities Purchase Agreement and (b) from the Company of the relevant Certificates and opinion of counsel of the Company and other documents contemplated by Section 8 of the Securities Purchase Agreement (or, with respect to any one or more of them, receipt of notice, whether oral or in written form, from the Company or a Buyer, as the case may be, that the respective conditions precedent to the purchase and sale have been satisfied or waived) (collectively, the "Release Conditions"), the Escrow Agent shall release, after reduction by the amounts referred to below in this Section 1, the relevant Escrow Funds to or upon the order of the Company, and shall release the relevant Certificates to the Buyer.

1

(b) The term "Escrow Agent Fee" means the sum of $20,000 which represents the legal and escrow fees payable by the Company to the Escrow Agent in connection with the preparation of the Transaction Agreements and acting as escrow agent under these Joint Escrow Instructions. The term does not include or any amounts payable to the Escrow Agent pursuant to any other provisions of the Transaction Agreements or pursuant to the terms of these Joint Escrow Instructions other than this Section 1.

(C) (i) On the Initial Closing Date, the Escrow Agent shall release the relevant Escrow Funds as follows:

(x) an amount equal to the Escrow Agent Fee (after taking into account the Retainer) shall be released to or upon the order of the Escrow Agent; and

(y) the balance of the Escrow Funds shall be released to the Company (to be wired to an account in the Company's name).

(D) If the relevant Certificates are not deposited with the Escrow Agent by the relevant Closing Date (as provided in Section 1(c) of the Securities Purchase Agreement), the Escrow Agent shall notify the Buyer and the Buyer shall be entitled to cancel the purchase and demand repayment of the funds. If the relevant Purchase Price funds have not been deposited as cleared funds with the Escrow Agent by the relevant Closing Date, the Escrow Agent shall notify the Company and the Company shall be entitled to cancel the purchase and demand return of the relevant Certificates deposited in escrow. Notwithstanding the Escrow Agent's receipt of the Release Conditions, if the Company or the Buyer notifies the Escrow Agent before the release of the relevant Escrow Property that the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Securities Purchase Agreement with respect to the purchase and sale of Securities to be effected on the Closing Date were not satisfied or waived, then the Escrow Agent shall return the relevant Escrow Funds to the Buyer and shall return the relevant Certificates to the Company.

(E) Prior to return of any Escrow Funds to the Buyer, the Buyer shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws.

(F) The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at JP Morgan Chase Bank or at such other bank at which the Escrow Agent then maintains other escrow accounts; the interest earned on such account shall be deemed the property of the party depositing the funds in escrow.

2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the party to be charged therewith.

3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have

2

been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Securities Purchase Agreement or any documents or papers deposited or called for hereunder.

6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to advise the Escrow Agent properly in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for one or more of the Buyers and/or affiliates of one or more of the Buyers, and may continue to act as legal counsel for any one or more of such parties or their respective affiliates, from time to time, notwithstanding its duties as the Escrow Agent hereunder. Each of the Company and each Buyer consents to the Escrow Agent's acting in such capacity as legal counsel for any Buyer and/or the its affiliates and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and each Buyer understands that the Buyer and the Escrow Agent are relying explicitly on the foregoing provision in entering into these Joint Escrow Instructions.

7. (a) The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyers (acting by Majority in Interest of the Holders) and the Company shall appoint a successor Escrow Agent.

(b) If the Escrow Agent gives such notice of resignation while holding any Escrow Property, the Escrow Agent shall hold such Escrow Property in escrow until the earliest of (i) written direction from the Company and the Buyer with respect thereto, (ii) the appointment of a successor Escrow Agent, or (iii) thirty (30) days after the date such resignation notice is given to the Company and the Buyer. The holding of the Escrow Property under such circumstances is as an accommodation to the parties and the Escrow Agent shall not be obligated to take any other action with respect thereto. If no successor Escrow Agent is designated and no directions are provided, the Escrow Agent may then return the Escrow Property to the party

3

which deposited it in escrow or deposit it in a court of competent jurisdiction, in each case without further obligation to any party.

8. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the any of the Escrow Property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said Escrow Property until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Property and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

10. The Company and the Buyer agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with the Escrow Agent's fee hereunder, or (b) have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent, or (c) be a liability, or arise from liability, to either the Company or the Buyer.

11. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Securities Purchase Agreement, the terms of which are incorporated herein by reference.

12. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Securities Purchase Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Securities Purchase Agreement, as provided therein.

13. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

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14. The parties hereto hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with these Joint Escrow Instructions.

15. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. These Joint Escrow Instructions constitute the entire agreement amongst the parties with respect to the subject matter hereof.

ACCEPTED BY ESCROW AGENT:
KRIEGER & PRAGER, LLP

By: ______________________________
Date: ______________________________

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mPhase Technologies, Inc.
587 Connecticut Avenue
Norwalk, CT 06854

February 27, 2008

Buyer of a 7.50% $550,000 Principal Amount Convertible Note
c/o Krieger & Prager LLP
39 Broadway, Suite 920
New York, New York 10006

Re: mPhase Technologies, Inc.

Ladies and Gentlemen:

I have acted as counsel to mPhase Technologies, Inc. a corporation incorporated under the laws of the State of New Jersey (the "Company"), in connection with the proposed issuance and sale of a 7.50% $550,000 Principal Amount Convertible Note and 3,250,000 shares of Common Stock (collectively, the "Securities") pursuant to the Securities Purchase Agreement, dated as of February 27 (the "Agreement"), between the Company and the Buyer(s) named therein (each, a "Buyer"), including all Annexes, exhibits and appendices attached thereto and all documents and instruments executed and delivered as contemplated thereby (collectively, the "Transaction Agreements"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

In connection with rendering the opinions set forth herein, I have examined drafts of the Transaction Agreements, the Company's Certificate of Incorporation, and its Bylaws, each as amended to date, the proceedings of the Company's Board of Directors taken in connection with entering into the Transaction Agreements, and such other documents, agreements and records as I deemed necessary to render the opinions set forth below.

In conducting my examination, I have assumed the following: (i) that each of the Transaction Agreements has been executed by each of the parties thereto in the same form as the forms which I have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to me as originals, and the conformity to originals of all documents submitted to me as copies, (iii) that each of the Transaction Agreements has been duly and validly authorized, executed, and delivered by the party or parties thereto other than the Company, and (iv) that each of the Transaction Agreements constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the Transaction Agreements' terms.

ab

Based upon and subject to the foregoing, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

2. The authorized capital stock of the Company consists of 900,000,000 shares of Common Stock, .01 par value per share ("Common Stock").

3. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended and the Company has filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of such Act for a period of at least twelve months preceding the date hereof.

4. When duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Transaction Agreements, any Common Stock to be issued upon conversion of the Note, as described in the Transaction Agreements, or pursuant to any of the other provisions of any of the Transaction Agreements, will be duly authorized and validly issued, fully paid and nonassessable.

5. The Company has the requisite corporate power and authority to enter into the Transaction Agreements and to sell and deliver the Securities and the Common Stock to be issued on the Closing Date or upon conversion of the Notes or pursuant to any of the other provisions of the any of the Transaction Agreements, as in accordance with the provisions of the relevant Transaction Agreements (collectively, the "Issuances"); each of the Transaction Agreements has been duly and validly authorized by all necessary corporate action by the Company; to my knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Transaction Agreements by the Company or the consummation of the transactions contemplated thereby; each of the Transaction Agreements has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state, and foreign securities laws, as to which no opinion is expressed.

6. To the best of my knowledge, after due inquiry, the execution, delivery and performance of the Transaction Agreements by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws, each as currently in effect, (ii) any

AG

applicable statute or regulation, and (iii) except as provided in the Agreement or in the Company's SEC Documents, (x) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, or (y) any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

7. The Issuances of Common Stock, whether on the Closing Date, upon conversion of the Notes or exercise of the Warrants or pursuant to the terms of any of the Transaction Agreements, in each case in accordance with the relevant terms and conditions of the Transaction Agreements, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

8. To the best of my knowledge, after due inquiry, there is no pending or threatened litigation, investigation or other proceedings against the Company, except as set forth in Schedule A.

To the extent any of the foregoing opinions is based on information or representations of one or more specified individuals, organizations, agencies or entities or is stated to be "to the best of my knowledge," I hereby confirm that, after due inquiry which I consider to be appropriate for the issues involved in rendering such opinion, I am aware of no information inconsistent with such opinion there expressed.

This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the States of New York and Connecticut, and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the Transaction Agreements may be governed by the laws of other states, I have assumed that such laws are identical in all respects to the laws of the State of identify the State where you are admitted named in the first blank in this paragraph.

The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Transaction Agreements and may not be relied upon by any other person or entity or for any other purpose without my prior consent.

Very truly yours,

Martin Smiley

By: Martin Smiley
General Counsel
mPhase Technologies, Inc

ANNEX VI
TO
SECURITIES PURCHASE AGREEMENT

[Subject to update by the Company]

COMPANY DISCLOSURE

None

Acknowledged and confirmed:

mPhase Technolgies, Inc..

By: Martin Smiley
Name and Title: EVP, CFO & GC

8/15/07

ANNEX VII
TO
SECURITIES PURCHASE AGREEMENT

COMPANY'S SEC DOCUMENTS

1. All reports filed by the Company with the SEC during the period commencing on December 31, 2006 and through the date of the Securities Purchase Agreement which are available for review on EDGAR.

2008.

MPHASE TECHNOLOGIES, INC.

Martin Smiley

Name: M PHASE TECHNOLOGIES, INC

Title: EVP, CFO & GENERAL COUNSEL

Sworn to before me this 28th day of February, 2008

Danny Ruiz

NOTARY PUBLIC

My Commission Expires
July 31, 2009

Minutes of a Special Meeting of the Board
Of Directors of mPhase Technologies, Inc. held
On February 26, 2008

A special meeting of the Board of Directors of mPhase Technologies, Inc. was held on the 26th day of February, 2006 at 1:00 P.M in the offices of mPhase Technologies, Inc. (the "Company") .

For purposes of the meeting, Ronald A. Durando was elected Chairman and called the meeting to order. Also present at the meeting were Gustave T. Dotoli and Martin Smiley, Directors of the Company. Present by telephone was Dr. Victor Lawrence a member of the Board. Not present were Board members Abraham Biderman and Anthony Guerino.

Chairman Durando stated that he had called the meeting to present, for approval by the Board, a financing with Chicago Venture Partners in which the Company would issue a $550,000 Convertible Note with an interest rate of 7.50% and a maturity date of 4 years. Interest only on the Note will be payable semi-annually, in arrears, commencing on August 27, 2008. The Note is convertible into Common Stock of the company at a price equal to 75% of the 20 day VWAP immediately preceding the date of conversion of the Note. The company will receive $500,000 in financing to be used for general corporate purposes. As further inducement for the purchase of the Note the company will issue 3 million shares of it's common stock to the investor in the form of restricted shares.

Upon motion dually made and seconded it was RESOLVED;

That

1. Officers of the company are hereby authorized to enter into a securities purchase agreement, a promissory note, and a confession of judgment agreement with Chicago Venture Partners or their designee for the investment of $480,000 in a convertible promissory note in the face amount of $550,000.

2. Further RESOLVED that Officers of the company are hereby authorized to issue 3,250,000 shares of restricted stock to Chicago Venture Partners or their respective designee for consideration of $20,000.00, and enter into all documentation and agreements necessary to effectuate the financing.

IN WITNESS WHEREOF the board of Directors unanimously approved the foregoing resolution as of the date first – above written.

The Directors of the company have executed confirmation of these minutes as of February 27, 2008.

By: [signature]
Name: Ronald Durando

By: [signature]
Name: Martin Smiley

By: [signature]
Name: Gustave T. Dotoli

By: ______________________
Name: Victor Lawrence

Feb-28-08 05:27 P.01
FEB 28 2008 05:17 PM ID 17329469531 P.02/02

By: ____________________
Name: Martin Smiley

By: [signature]
Name: Victor Lawrence

** TOTAL PAGE.02 **

FEB 28 2008 09:19 PAGE.01

SEE LEGEND REVERSE SIDE

COMMON STOCK

5698

mPHASE TECHNOLOGIES

COMMON STOCK

250,000

INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 62472C 10 2

THIS CERTIFIES THAT

LEGEND

St. George Investments, LLC
C/O Krieger & Prager LLP
39 Broadway, Suite 920
New York NY 10006

IS THE RECORD HOLDER OF

Two Hundred Fifty Thousand

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

CERTIFICATE OF STOCK

mPhase Technologies, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: 02/28/2008

SECRETARY

MPHASE TECHNOLOGIES, INC.
CORPORATE
INCORPORATED
1979
NEW JERSEY

PRESIDENT

Countersigned and Registered:
JERSEY TRANSFER AND TRUST COMPANY
201 Bloomfield Avenue
Verona, N.J. 07044

Transfer Agent and Registrar

By

AUTHORIZED SIGNATURE

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY

COMMON STOCK

SEE LEGEND REVERSE SIDE

COMMON STOCK

5697

mPHASE TECHNOLOGIES

3,000,000

INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 62472C 10 2

THIS CERTIFIES THAT

St. George Investments, LLC
C/O Krieger & Prager LLP
39 Broadway, Suite 920
New York NY 10006

LEGEND

IS THE RECORD HOLDER OF

Three Million

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

CERTIFICATE OF STOCK

mPhase Technologies, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: 02/27/2008

SECRETARY

MPHASE TECHNOLOGIES, INC.
INCORPORATED
1979
NEW JERSEY

PRESIDENT

Countersigned and Registered:
JERSEY TRANSFER AND TRUST COMPANY
201 Bloomfield Avenue
Verona, N.J. 07044
Transfer Agent and Registrar

By

AUTHORIZED SIGNATURE

AFFIDAVIT FOR CONFESSION OF JUDGMENT

STATE OF CONNECTICUT
COUNTY OF FAIRFIELD

ST. GEORGE INVESTMENTS, LLC
                                                            Plaintiff,

- against -

Affidavit For Confession
of Judgment

mPHASE TECHNOLOGIES, INC.
                                                          Defendant.

Martin Smiley, being duly sworn, deposes and says:

1.

That I am the General Counsel of the Defendant in this action, with an address located at 587 Connecticut Avenue, Norwalk, CT 06854.

2.

That the Defendant hereby confesses judgment in this court in favor of the Plaintiff, St. George Investments LLC, in the sum of five hundred fifty thousand (550,000) Dollars and 0 / 100, together with the interest from the 28th day of February, 2008, plus costs and disbursements, and do hereby authorize the Plaintiff or assigns to enter judgment for said amount in any court of appropriate jurisdiction.

3.

That this confession of judgment is for a debt justly due or to become due to Plaintiff arising out of the following facts: Note executed by the Defendant on the 28th day of February, 2008.

MPHASE TECHNOLOGIES, INC.

Name: ___________________
Title: ____________________

Sworn to before me this _____ day of February, 2008

______________________________________
NOTARY PUBLIC

Closing Checklist
$550,000 Convertible Note Financing
mPhase Technologies, Inc.
and Chicago Venture Partners

1.

Securities Purchase Agreement

2.

Promissory Note

3.

Joint Escrow Instructions

4.

Opinion of Counsel

5.

Company Disclosure

6.

SEC Public Documents

7.

Confession of Adjustment (Needs to be Notarized)

8.

Wire Transfer Instructions

9.

Board of Directors Resolutions

February 26, 2008

Jeff Manger
Jersey Transfer & Trust
201 Bloomfield Avenue
Verona, NJ 07044

Dear Jeff:

I am the General Counsel of mPhase Technologies, Inc ("mPhase"). Please consider this letter my instruction that you issue restricted shares (the "Shares") of common stock and warrants of mPhase, stated value $.01 per share, to the persons set forth on Schedule A.

The Shares are restricted securities and may not be sold, transferred, assigned, pledged or hypothecated unless registered under the Securities Act of 1933, as amended and in conformance with applicable state law, or with an exemption therefrom. Therefore the certificate representing the Shares and Warrants may only be issued by you if they are marked with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MPHASE TECHNOLOGIES, INC. (THE "COMPANY") HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

Please send the certificate representing the Shares by overnight mail to the persons set forth in Schedule A.

If you have any questions, please call me at (203) 831- 2242. Thank you.

Very truly yours,

Martin S. Smiley
General Counsel

Schedule A

Name	Number of Shares	Address

St George Investments, LLC.	3,000,000	SAMUEL M. KRIEGER,ESQ.
		Krieger & Prager LLP
		39 Broadway, Suite 920
		New York, NY 10006

		Tel: (212) 363- 2900

SCHEDULE A

Current

Litigation

MagPie Telecom Insiders, Inc., A Colorado corporation PLAINTIFF(S)

VS. mPhase Technologies, Inc., A New Jersey corporation DEFENDANT(S)

Civil Action filed in the United States District Court for the District of Colorado on the 9th day of November 2007.

DESCRIPTION: Dispute with software vendor under a Software Development Agreement dated as of September 1, 2004 for the amount of $679,969 – various defenses and counterclaims have been asserted by mPhase Technologies., Inc.

CONVERTIBLE DEBENTURE
AND RESTRICTED SHARES OF COMMON STOCK
ACQUISITION BY CASH
TERM SHEET PROPOSAL
FEBRUARY 26, 2008

Company:		mPhase Technologies, Inc., a New Jersey corporation ("Company'').

Investor:		St. George Investments, LLC, a Nevada limited liability company, or an affiliate thereof ("Investor").

Type of Financing:

1 tranche of 7.50% Convertible Debenture and 3 million restricted shares of Common Stock ("Restricted Stock"). Interest only, on the Convertible Debenture, shall be payable semi-annually, in arrears, commencing 180 days after the Closing Date. Principal outstanding plus any accrued interest shall be due 4 years from Funding Date. The Convertible Debenture and Restricted Stock are paid for by a cash payment of $500,000 (the "Purchase Price"), which Purchase Price shall be allocated as $20,000 for the Restricted Stock and $480,000 for the Convertible Debenture. Payment of $550,000 in principal, plus accrued and unpaid interest, is due at maturity.

Purpose:		Working capital.

Conversion:

The Convertible Debenture is convertible into Common Stock at any time or from time to time by Investor at 75% of the Volume Weighted Average Price ("VWAP") of 3 of the 20 prior trading days (which need not be consecutive). Any portion of a Convertible Debenture that is converted must have been fully paid prior to conversion thereof.

Debenture Prepayments:

The Company may prepay, in cash, in whole or in part, the Debenture at a cost equal to 110% of the then-outstanding principal amount plus accrued interest; provided, however, that Investor shall have the right to convert all or any portion of the Debenture prior to such prepayment into the Company’ Common Stock.

Ownership Limitation:		In no event may Investor own more than 4.99% of the outstanding voting securities of Company. This limitation applies to the conversion of Convertible Debentures, as well as foreclosure of collateral.

Events of Default:		The occurrence of certain events will cause an Event of Default to occur. Those events include without limitation:

	(i)	Non-payment of amounts owed on Secured Debentures, other defaults on transaction documents, misrepresentations or breaches of covenants,
	(ii)	Judgments against Company, or defaults on obligations, in amount of at least $250,000,
(iii)

Failure of Company to continue to maintain its status as a reporting company or to timely file all reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, or otherwise required by the Securities Exchange Act of 1934, or inability of Investor to be permitted to sell shares of Restricted Stock pursuant to Rule 144 from and after the date that is 6 months following the Closing Date.

	(iv)	Halt or suspension of trading in Common Stock,
	(v)	Failure of the 10-day average dollar volume of shares of Common Stock to be at least $25,000, or
	(vi)	Bankruptcy or insolvency.

Upon occurrence of an Event of Default, 110% of the principal amount then outstanding with respect to the Secured Debenture, together with any accrued and unpaid interest thereon and any other amounts owing, will be immediately due and payable in cash. Upon occurrence of an Event of Default of the type described in section (iii) above, Company immediately will issue to Investor an additional 10 million shares of Common Stock. In addition, following occurrence of an Event of Default, penalty interest of 1% per month will accrue an all amounts due and owing by Company until paid. Following occurrence of an Event of Default, Investor has the right, but not the obligation, to receive payment in shares of Common Stock of Company at the then-market price, calculated at the lowest Volume Weighted Average Price for the 20 trading days prior to the date on which Investor shall make such request.

All such amounts will be applied first to any unpaid costs, interest and principal outstanding on any outstanding Secured Purchase Note, and any amounts remaining owing to Investor will be paid to Investor in cash

Closings:		The Closing and Funding of the Debenture must occur not later than the close of business on Friday, February 29, 2008, subject to satisfaction of the following three conditions:

	(i)	Mutual agreement and execution of all definitive documentation.
	(ii)	Due Diligence by Investor of Company which shall be satisfactory to Investor and its counsel, in its sole discretion.
	(iii)	No material adverse change in the condition or prospects of Company prior to closing.

Registration Rights:		None.

Fees/ Expenses:		Company shall pay Investor’s legal and other fees and expenses of $20,000 at closing.

This Term Sheet has been prepared for discussion purposes only between Investor and Company. It is an indication of interest only, not an offer to sell or buy securities, and is non-binding on the parties pending execution of a definitive agreement. The information contained herein is confidential and intended only for the person and his or her advisors to whom this memorandum is furnished.

The parties hereby acknowledge their mutual consent to the above terms and their intention to negotiate in good faith the contemplated transaction. This Term Sheet will be considered null and void if it is not executed by both parties by the close of business 7 business days after the date hereof.

Name:	Date	Name:	Date
Title:		Title: